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FOR IMMEDIATE RELEASE

AEP REPORTS 2008 SECOND-QUARTER EARNINGS

•	2008 second-quarter earnings $0.70 per share GAAP and ongoing
•	Earnings improved over prior period despite milder weather in eastern service territories, impact of flooding on barge operations
•	Wholesale activities, utility rate increases key contributors in quarter
•	AEP reaffirms 2008 ongoing guidance range of between $3.10 and $3.30 per share

AMERICAN ELECTRIC POWER
Preliminary, unaudited results

	2nd quarter ended June 30			6 months ended June 30
	2007	2008	Variance	2007	2008	Variance
Revenue ($ in billions)	3.1	3.5	0.4	6.3	7.0	0.7
Earnings ($ in millions):
GAAP	180	281	101	451	854	403
Ongoing	257	280	23	528	690	162
EPS ($):
GAAP	0.45	0.70	0.25	1.13	2.13	1.00
Ongoing	0.64	0.70	0.06	1.33	1.72	0.39

EPS based on 399mm shares in Q2 2007, 402mm in Q2 2008, 398mm in 6 mo. 2007 and 401mm in 6 mo. 2008

COLUMBUS, Ohio, July 31, 2008 – American Electric Power (NYSE: AEP) today reported 2008 second-quarter earnings, prepared in accordance with Generally Accepted Accounting Principles (GAAP), of $281 million, or $0.70 per share, compared with $180 million, or $0.45 per share, for second-quarter 2007. Ongoing earnings (earnings excluding special items) for second-quarter 2008 were $280 million, or $0.70 per share, compared with $257 million, or $0.64 per share, for second-quarter 2007.

GAAP earnings for second-quarter 2008 were $1 million higher than ongoing earnings, primarily because of an adjustment to discontinued operations in the United Kingdom. A full reconciliation of GAAP earnings to ongoing earnings for the quarter and year to date is included in tables at the end of this news release.

“Our ongoing earnings for the second quarter were better than in the same period last year, even with milder weather in our eastern states and high water on the Ohio and Mississippi rivers that made operations difficult for our MEMCO barges,” said Michael G. Morris, AEP’s chairman, president and chief executive officer. “Improved results from our activities in wholesale markets - from our Generation and Marketing unit and our traditional off-system sales of power - contributed to our earnings improvement, as did our continued success in regulatory efforts to adjust utility rates to reflect the increased costs of providing service to our customers.”

EARNINGS GUIDANCE

AEP reaffirmed its ongoing earnings guidance range for 2008 of between $3.10 and $3.30 per share. In providing ongoing earnings guidance, there could be differences between ongoing earnings and GAAP earnings for matters such as, but not limited to, divestitures or changes in accounting principles. AEP management is not able to estimate the impact, if any, on GAAP earnings of these items. Therefore, AEP is not able to provide a corresponding GAAP equivalent for earnings guidance.

SUMMARY ONGOING RESULTS BY SEGMENT
$ in millions except EPS

	Q2 07	Q2 08	Variance	6 mo. 07	6 mo. 08	Variance
Utility Operations	238	263	25	491	673	182
Ongoing EPS	0.60	0.66	0.06	1.24	1.67	0.43
MEMCO	7	3	(4)	22	10	(12)
Ongoing EPS	0.02	0.01	(0.01)	0.06	0.03	(0.03)
Generation and Marketing	15	26	11	14	27	13
Ongoing EPS	0.03	0.06	0.03	0.03	0.07	0.04
All Other	(3)	(12)	(9)	1	(20)	(21)
Ongoing EPS	(0.01)	(0.03)	(0.02)	0.00	(0.05)	(0.05)
Ongoing Earnings	257	280	23	528	690	162
Ongoing EPS	0.64	0.70	0.06	1.33	1.72	0.39

EPS based on 399mm shares in Q2 2007, 402mm in Q2 2008, 398mm in 6 mo. 2007 and 401mm in 6 mo. 2008

Ongoing earnings from Utility Operations increased by $25 million during second-quarter 2008 compared with the second quarter of 2007. Increased rates from retail and municipal and cooperative customers and higher gross margins from off-system sales were somewhat offset by higher expenses, including for fuel, than those recorded in the same period in 2007.

AEP’s MEMCO barge operations reported lower ongoing earnings than in the same period in 2007 because of continued high water conditions from flooding on the Ohio and Mississippi rivers and reduced northbound loadings. Operating costs during the current quarter were higher because sustained high-water conditions reduced tow sizes, restricted operating hours and increased fuel consumption. A reduction in imports through the Gulf of Mexico, a result of the slowing United States economy and weak U.S. dollar, continued to depress northbound loadings.

Favorable marketing contracts, higher gross margins at AEP’s Oklaunion power plant in Texas and improved earnings from AEP’s wind farms increased ongoing earnings for Generation and Marketing in the quarter when compared with the prior period. Generation and Marketing includes AEP’s non-regulated generating, marketing and risk management activities, primarily in the Electric Reliability Council of Texas (ERCOT) area.

All Other, which includes the parent company and other investments, was lower for the quarter when compared with the prior period because of higher interest expense from new hybrid debt and commercial paper at the parent and lower interest income because of a decline in investment balances.

ONGOING RESULTS FROM UTILITY OPERATIONS
$ in millions except EPS

	Q2 07	Q2 08	Variance	6 mo. 07	6 mo. 08	Variance
East Regulated Integrated Utilities	453	528	75	1,057	1,122	65
Ohio Companies	610	551	(59)	1,213	1,247	34
West Regulated Integrated Utilities	229	257	28	429	480	51
Texas Wires	131	134	3	244	256	12
Off-System Sales	203	243	40	384	464	80
Transmission Revenue - 3rd Party	71	82	11	143	162	19
Other Operating Revenue	148	144	(4)	289	289	0
Utility Gross Margin	1,845	1,939	94	3,759	4,020	261
Operations & Maintenance	(770)	(840)	(70)	(1,598)	(1,587)	11
Depreciation & Amortization	(365)	(365)	0	(748)	(720)	28
Taxes Other Than Income Taxes	(187)	(188)	(1)	(371)	(382)	(11)
Interest Expense & Preferred Dividend	(207)	(218)	(11)	(386)	(428)	(42)
Other Income & Deductions	27	49	22	66	91	25
Income Taxes	(105)	(114)	(9)	(231)	(321)	(90)
Utility Operations Ongoing Earnings	238	263	25	491	673	182
Ongoing EPS	0.60	0.66	0.06	1.24	1.67	0.43

EPS based on 399mm shares in Q2 2007, 402mm in Q2 2008, 398mm in 6 mo. 2007 and 401mm in 6 mo. 2008

Retail Sales – Results for second-quarter 2008 were higher than in the same period in 2007, primarily because of the impact of rate changes for the Ohio Companies and for AEP’s utilities in Virginia, West Virginia, Oklahoma and Texas. Weather was milder than last year and reduced margins by $20 million. In AEP’s eastern territory, heating degree-days in the second quarter were 22 percent below normal and 39 percent lower than in the prior period; cooling degree-days in the second quarter were 2 percent below normal and 26 percent lower than in the prior period. In AEP’s western territory, cooling degree-days in the second quarter were 3 percent above normal and 8 percent higher than in the prior period.

Off-System Sales – Gross margins from Off-System Sales for second-quarter 2008 were $40 million higher than those in second-quarter 2007, primarily because of higher power prices and higher volumes.

Transmission Revenues – Transmission Revenues for second-quarter 2008 increased $11 million from the same period in 2007, primarily from AEP’s transmission assets in the Southwest Power Pool and ERCOT regions.

Operations & Maintenance Expense – Operations & Maintenance Expense for the quarter increased $70 million from the same period last year, primarily because of increased spending across all business functions for maintenance and higher general expenses primarily related to employee benefits.

Depreciation & Amortization – Depreciation & Amortization for the quarter was essentially flat with the same period in 2007. Lower regulator-approved depreciation rates in Indiana, Michigan, Oklahoma and Texas and lower Ohio regulatory asset amortization in the quarter were offset by higher depreciable property balances and prior-year adjustments related to the 2007 Virginia base rate case.

Interest Expense & Preferred Dividends – The increase in Interest Expense for second-quarter 2008 is primarily because of increased long-term debt and higher interest rates on variable-rate debt.

Other Income & Deductions – Other Income & Deductions increased in second-quarter 2008, primarily because of interest income related to a claim for a federal tax refund and higher carrying-cost income.

WEBCAST

American Electric Power’s quarterly conference call with financial analysts will be broadcast live over the Internet at 10 a.m. EDT today at http://www.aep.com/go/webcasts. The webcast will include audio of the conference call and visuals of charts and graphics referred to by AEP management during the call. The charts and graphics will be available for download at http://www.aep.com/go/webcasts .

The call will be archived on http://www.aep.com/go/webcasts for use by those unable to listen during the live webcast. Archived calls also are available as podcasts.

Minimum requirements to listen to broadcast: The Windows Media Player software, free from http://windowsmedia.com/download, and at least a 56Kbps connection to the Internet.

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American Electric Power is one of the largest electric utilities in the United States, delivering electricity to more than 5 million customers in 11 states. AEP ranks among the nation’s largest generators of electricity, owning more than 38,000 megawatts of generating capacity in the U.S. AEP also owns the nation’s largest electricity transmission system, a nearly 39,000-mile network that includes more 765-kilovolt extra-high voltage transmission lines than all other U.S. transmission systems combined. AEP’s transmission system directly or indirectly serves about 10 percent of the electricity demand in the Eastern Interconnection, the interconnected transmission system that covers 38 eastern and central U.S. states and eastern Canada, and approximately 11 percent of the electricity demand in ERCOT, the transmission system that covers much of Texas. AEP’s utility units operate as AEP Ohio, AEP Texas, Appalachian Power (in Virginia and West Virginia), AEP Appalachian Power (in Tennessee), Indiana Michigan Power, Kentucky Power, Public Service Company of Oklahoma, and Southwestern Electric Power Company (in Arkansas, Louisiana and east Texas). AEP’s headquarters are in Columbus, Ohio.

—
AEP’s earnings are prepared in accordance with accounting principles generally accepted in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission. AEP’s management believes that the company’s ongoing earnings, or GAAP earnings adjusted for certain items as described in the news release and charts, provide a more meaningful representation of the company’s performance. AEP uses ongoing earnings as the primary performance measurement when communicating with analysts and investors regarding its earnings outlook and results. The company also uses ongoing earnings data internally to measure performance against budget and to report to AEP’s board of directors.

—

This report made by American Electric Power and its Registrant Subsidiaries contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Although the registrants believe that their expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: electric load and customer growth; weather conditions, including storms; available sources and costs of, and transportation for, fuels and the creditworthiness and performance of fuel suppliers and transporters; availability of generating capacity and the performance of AEP’s generating plants; AEP’s ability to recover regulatory assets and stranded costs in connection with deregulation; AEP’s ability to recover increases in fuel and other energy costs through regulated or competitive electric rates; AEP’s ability to build or acquire generating capacity (including the company’s ability to obtain any necessary regulatory approvals and permits) when needed at acceptable prices and terms and to recover those costs (including the costs of projects that are canceled) through applicable rate cases or competitive rates; new legislation, litigation and government regulation, including requirements for reduced emissions of sulfur, nitrogen, mercury, carbon, soot or particulate matter and other substances; timing and resolution of pending and future rate cases, negotiations and other regulatory decisions (including rate or other recovery of new investments in generation, distribution and transmission service and environmental compliance); resolution of litigation (including disputes arising from the bankruptcy of Enron Corp. and related matters); AEP’s ability to constrain operation and maintenance costs; the economic climate and growth in AEP’s service territory and changes in market demand and demographic patterns; inflationary and interest rate trends; volatility in the financial markets, particularly developments affecting the availability of capital on reasonable terms and developments impairing AEP’s ability to refinance existing debt at attractive rates; AEP’s ability to develop and execute a strategy based on a view regarding prices of electricity, natural gas and other energy-related commodities; changes in the creditworthiness of the counterparties with whom AEP has contractual arrangements, including participants in the energy trading market; actions of rating agencies, including changes in the ratings of debt; volatility and changes in markets for electricity, natural gas, coal, nuclear fuel and other energy-related commodities; changes in utility regulation, including the implementation of the recently passed utility law in Ohio and the allocation of costs within regional transmission organizations; accounting pronouncements periodically issued by accounting standard-setting bodies; the impact of volatility in the capital markets on the value of the investments held by AEP’s pension, other postretirement benefit plans and nuclear decommissioning trust; prices for power that AEP generates and sells at wholesale; changes in technology, particularly with respect to new, developing or alternative sources of generation; other risks and unforeseen events, including wars, the effects of terrorism (including increased security costs), embargoes and other catastrophic events.

American Electric Power
Financial Results for 2nd Quarter 2008 Actual vs 2nd Quarter 2007 Actual

		2007 Actual		2008 Actual
		($ millions)	EPS	($ millions)	EPS

	UTILITY OPERATIONS:
	Gross Margin:
1	East Regulated Integrated Utilities	453		528
2	Ohio Companies	610		551
3	West Regulated Integrated Utilities	229		257
4	Texas Wires	131		134
5	Off-System Sales	203		243
6	Net Transmission Revenue - 3rd Party	71		82
7	Other Operating Revenue	148		144
8	Utility Gross Margin	1,845		1,939

9	Operations & Maintenance	(770)		(840)
10	Depreciation & Amortization	(365)		(365)
11	Taxes Other than Income Taxes	(187)		(188)
12	Interest Exp & Preferred Dividend	(207)		(218)
13	Other Income & Deductions	27		49
14	Income Taxes	(105)		(114)
15	Utility Operations On-Going Earnings	238	0.60	263	0.66

	NON-UTILITY OPERATIONS:
16	MEMCO	7	0.02	3	0.01
17	Generation & Marketing	15	0.03	26	0.06

18	Parent & Other On-Going Earnings	(3)	(0.01)	(12)	(0.03)

19	ON-GOING EARNINGS	257	0.64	280	0.70

Note:	For analysis purposes, certain financial statement amounts have been reclassified for this effect on earnings presentation.

American Electric Power

Financial Results for the 2nd Quarter 2008
Reconciliation of On-going to Reported Earnings

	2008
	Utility	MEMCO	Generation and Marketing	Parent & All Other	Total	EPS
	($ millions)
On-going Earnings	263	3	26	(12)	280	$0.70

Dispositions:
Gain on Sale of UK Operations	-	-	-	1	1	$-
Total Special Items	-	-	-	1	1	$-
Reported Earnings	263	3	26	(11)	281	$0.70

Financial Results for the 2nd Quarter 2007
Reconciliation of On-going to Reported Earnings

	2007
	Utility	MEMCO	Generation and Marketing	Parent & All Other	Total	EPS
	($ millions)

On-going Earnings	238	7	15	(3)	257	$0.64

Dispositions:
Gain on Sale of UK Operations	-	-	-	2	2	$0.01

Other
Virginia Re-Regulation SFAS 71	(79)	-	-	-	(79)	(0.20)
Total Special Items	(79)	-	-	2	(77)	$(0.19)
Reported Earnings	159	7	15	(1)	180	$0.45

American Electric Power
Summary of Selected Sales Data
For Domestic Operations
(Data based on preliminary, unaudited results)

	3 Months Ended June 30,
	2007	2008	Change

ENERGY & DELIVERY SUMMARY
Retail - Domestic Electric (in millions of kWh):
Residential	10,127	9,829	-2.9%
Commercial	10,227	9,909	-3.1%
Industrial	14,848	15,060	1.4%
Miscellaneous	632	639	1.1%
Total Domestic Retail (a)	35,834	35,437	-1.1%

Wholesale - Domestic Electric (in millions of kWh): (b)	9,376	10,932	16.6%

Texas Wires Delivery (in millions of kWh):	6,746	7,132	5.7%

EAST REGION WEATHER SUMMARY (in degree days):
Actual - Heating (c)	222	136	-38.7%
- Cooling (d)	367	272	-25.9%
Normal - Heating (c)		175	-22.3%*
- Cooling (d)		278	-2.2%*

PSO/SWEPCo WEATHER SUMMARY (in degree days):
Actual - Heating (c)	92	40	-56.5%
- Cooling (d)	622	675	8.5%
Normal - Heating (c)		35	14.3%*
- Cooling (d)		652	3.5%*

* 2008 Actual vs. Normal

(a)	The energy summary represents load supplied by AEP. Delivery of energy by Texas Wires supplied by others is not included.

(b)	Includes Off-System Sales, Texas Supply, Municipalities and Cooperatives, Unit Power, and Other Wholesale Customers.

(c)	Heating Degree Days temperature base is 55 degrees

(d)	Cooling Degree Days temperature base is 65 degrees

American Electric Power
Financial Results for YTD June 2008 Actual vs YTD June 2007 Actual

		2007 Actual		2008 Actual
		($ millions)	EPS	($ millions)	EPS

	UTILITY OPERATIONS:
	Gross Margin:
1	East Regulated Integrated Utilities	1,057		1,122
2	Ohio Companies	1,213		1,247
3	West Regulated Integrated Utilities	429		480
4	Texas Wires	244		256
5	Off-System Sales	384		464
6	Net Transmission Revenue - 3rd Party	143		162
7	Other Operating Revenue	289		289
8	Utility Gross Margin	3,759		4,020

9	Operations & Maintenance	(1,598)		(1,587)
10	Depreciation & Amortization	(748)		(720)
11	Taxes Other than Income Taxes	(371)		(382)
12	Interest Exp & Preferred Dividend	(386)		(428)
13	Other Income & Deductions	66		91
14	Income Taxes	(231)		(321)
15	Utility Operations On-Going Earnings	491	1.24	673	1.67

	NON-UTILITY OPERATIONS:
16	MEMCO	22	0.06	10	0.03
17	Generation & Marketing	14	0.03	27	0.07

18	Parent & Other On-Going Earnings	1	-	(20)	(0.05)

19	ON-GOING EARNINGS	528	1.33	690	1.72

Note:  For analysis purposes, certain financial statement amounts have been reclassified for this effect on earnings presentation.

American Electric Power

Financial Results for Year-to-Date 2008
Reconciliation of On-going to Reported Earnings

	2008
	Utility	MEMCO	Generation and Marketing	Parent & All Other	Total	EPS
	($ millions)

On-going Earnings	673	10	27	(20)	690	$1.72

Dispositions:
Tractebel Settlement	-	-	-	163	163	$0.41
Gain on Sale of UK Operations	-	-	-	1	1	$-

Total Special Items	-	-	-	164	164	$0.41

Reported Earnings	673	10	27	144	854	$2.13

Financial Results for Year-to-Date 2007
Reconciliation of On-going to Reported Earnings

	2007
	Utility	MEMCO	Generation and Marketing	Parent & All Other	Total	EPS
	($ millions)

On-going Earnings	491	22	14	1	528	$1.33

Dispositions:
Gain on Sale of UK Operations	-	-	-	2	2	$-

Other
Virginia Re-Regulation SFAS 71	(79)	-	-	-	(79)	$(0.20)

Total Special Items	(79)	-	-	2	(77)	$(0.20)

Reported Earnings	412	22	14	3	451	$1.13

American Electric Power
Summary of Selected Sales Data
For Domestic Operations
(Data based on preliminary, unaudited results)

	6 Months Ended June 30,
	2007	2008	Change

ENERGY & DELIVERY SUMMARY
Retail - Domestic Electric (in millions of kWh):
Residential	24,267	24,329	0.3%
Commercial	19,586	19,456	-0.7%
Industrial	28,413	29,410	3.5%
Miscellaneous	1,245	1,248	0.2%
Total Domestic Retail (a)	73,511	74,443	1.3%

Wholesale - Domestic Electric (in millions of kWh): (b)	18,154	22,597	24.5%

Texas Wires Delivery (in millions of kWh):	12,577	12,955	3.0%

EAST REGION WEATHER SUMMARY (in degree days):
Actual - Heating (c)	2,039	1,960	-3.9%
- Cooling (d)	382	272	-28.8%
Normal - Heating (c)		1,943	0.9%*
- Cooling (d)		281	-3.2%*

PSO/SWEPCo WEATHER SUMMARY (in degree days):
Actual - Heating (c)	994	989	-0.5%
- Cooling (d)	678	700	3.2%
Normal - Heating (c)		966	2.4%*
- Cooling (d)		672	4.2%*

* 2008 Actual vs. Normal

(a)	The energy summary represents load supplied by AEP. Delivery of energy by Texas Wires supplied by others is not included.

(b)	Includes Off-System Sales, Texas Supply, Municipalities and Cooperatives, Unit Power, and Other Wholesale Customers.

(c)	Heating Degree Days temperature base is 55 degrees

(d)	Cooling Degree Days temperature base is 65 degrees